EASTERN ENTERPRISES
                 1994 DEFERRED COMPENSATION PLAN

                              Amendment
                              ---------
  This amendment of the Eastern Enterprises 1994 Deferred Compensation Plan (the "Plan") shall take effect as of the date set forth below, being the date the amendment was adopted by the Board of Trustees of Eastern Enterprises (the "Company").

  WHEREAS The Company established the Plan in 1994 to provide an incentive fo selected management or highly compensated employees through voluntary unfunded deferrals and related credits; and

  WHEREAS the Plan is administered by the Compensation Committee of the Board of Trustees of Eastern (the "Administrator"); and

  WHEREAS the Company has determined that efficient administration of the Plan would be enhanced by encouraging uniformity in the payout periods elected by a participant under the Plan; and

  WHEREAS Eastern is mindful of 4 U.S.C. (section symbol) 114 ("H.R. 394"), enacted since the date of adoption of the Plan, and the benefits associated with compliance with the provisions of H.R. 394;

  NOW, THEREFORE, the Company amends the Plan pursuant to Article X thereof by
(i) amending paragraph (d) of Article VIII by deleting everything after the second sentence thereof; (ii) by redesignating paragraph (e) of Article VIII of the Plan as paragraph (h), and (iii) by adding new paragraphs (e), (f) and
(g) to Article VIII to read in their entirety as follows:

     "(e) Nothwithstanding (a), (b) and (d) above, a Participant may at any time elect to change the period of years over which distributions had been elected to be paid under (d), or may elect annual cash installments as described in (d) rather than a lump sum payment under paragraph (a), with respect to amounts already deferred under Article III; provided, that any such later election or change of election (a "later election") shall be effective only as to Accounts paid or commencing to be paid after the second anniversary of the date such later election is received by the Administrator care of the Company at the Company's principal place of business in Weston, Massachusetts (the "later election effective date"). A later election under this paragraph (e) shall be in writing on a form approved or prescribed by the Administrator. If any Account as to which a later election under this paragraph (e) has been made would (but for such later election) have become payable in full or would have commenced to be paid prior to the later election effective date, it shall be paid in accordance with (a) or (d) above, whichever is applicable, as though such later election had never been made.

     (f) In addition to and not in lieu of the provisions of (e) above, each Participant who is an active employee with outstanding Accounts as of August 1, 1996 and who anticipates retirement on or after January 1, 1997 but on or prior to December 31, 1998 may request the Administrator on or prior to October 31, 1996 to change the distribution period for any such Account (and for any remaining deferrals during 1996) to an installment period of ten years or more. The Administrator shall determine in its sole discretion, on or prior to December 31, 1996, whether to grant such requests or any of them.

     (g) The Administrator may specify the number or maximum number of years over which installments will be paid. The amount of each installment shall be determined by dividing that portion of the Participant's Accounts payable in such installments by the number of remaining installments. Where an Account is payable in installments, notional earnings shall continue to be credited to the balance of the Account until the Account is distributed in full. If a Participant who has elected installment distributions dies prior to the commencement or completion of the distributions, remaining payments shall be made to the Participant's beneficiary or beneficiaries (or to the Participant's estate) as provided under (b) above in accordance with the schedule of installment distributions elected by the Participant, except that the Administrator at any time following the Participant's death may commute the remaining installment distributions to a single cash lump sum payment."

  IN WITNESS WHEREOF, Eastern Enterprises has caused this instrument of amendment to be executed by its duly authorized officer this 25th day of July, 1996.

                                          EASTERN ENTERPRISES

                                          By /s/L. William Law, Jr.
                                             ---------------------------------
                                             Senior Vice President, General
                                               Counsel and Secretary


As approved by the Board of Trustees
on July 25, 1996